Exhibit 12(n)



May 28, 1999


SSgA Funds
909 A Street
Tacoma, WA  98402

Ladies and Gentlemen:

In connection with your sale to us on May 28, 1999 of 10 shares of the SSgA IAM SHARES Fund (the "Shares"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and
(iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein except and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

This letter is intended to take effect as an instrument under sale, shall be construed under the laws of the State of Massachusetts, and is delivered as of the date above written.

                                                     FRANK RUSSELL INVESTMENT
                                                        MANAGEMENT COMPANY

                                                    By: /s/ J. David Griswold
                                                        ---------------------
                                                          J. David Griswold

                                                   Associate General Counsel and
                                                             Assistant Secretary

                                  SUBSCRIPTION

                              SSgA IAM SHARES Fund


May 28, 1999

To:               The Board of Trustees of the SSgA Funds
                  909 A Street
                  Tacoma, WA  98402


Gentlemen:

The undersigned hereby subscribes to 10 shares each of the SSgA IAM SHARES Fund, having a par value of $0.001 per share, at a price of $10.00 per share.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $100.00 in full and complete payment.

                                              FRANK RUSSELL INVESTMENT
                                                MANAGEMENT COMPANY



                                              By: /s/ J. David Griswold
                                                  ---------------------
                                                     J. David Griswold
                                                  Associate General Counsel and
                                                   Assistant Secretary


ACKNOWLEDGED AND ACCEPTED
-------------------------

SSgA Funds


By: /s/ Lynn L. Anderson
    --------------------
      Lynn L. Anderson
      President